UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2011

Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)
(212) 655-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 7.01.	Regulation FD Disclosure

Item 8.01.	Other Events

Item 9.01.	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

EX-99.1:	SCHEDULE OF ADJUSTED FINANCIAL INFORMATION

EX 99-2:	SCHEDULE OF ADJUSTED SEGMENT RESULTS OF OPERATIONS

Item 7.01 Regulation FD Disclosure
On Tuesday, May 10, 2011, Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc. (“Tower”) and William E. Hitselberger, Executive Vice President and Chief Financial Officer of Tower gave a presentation to discuss first quarter 2011 financial results. In connection with the presentation, the Company provided a premium revenue projection ranging from $1.75 billion to $1.8 billion for the year ending December 31, 2011.
The information under this Item 7.01 shall be deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 8.01. Other Events
As previously disclosed, in October 2010, the Financial Accounting Standards Board issued new guidance concerning the accounting for costs associated with acquiring or renewing insurance contracts. This guidance generally follows the model of that for loan origination costs. Under the new guidance, only direct incremental costs associated with successful insurance contract acquisitions or renewals would be deferrable. The Company adopted this guidance retrospectively effective January 1, 2011 and has adjusted its previously issued financial information.
Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, each of which is included herein, provide certain summarized financial results reflecting the adoption of the aforementioned accounting guidance.
Item 9.01 (d) Financial Statements and Exhibits

Exhibit No.	Description
99.1	Schedule of Adjusted Financial Information

99.2	Schedule of Adjusted Segment Results of Operations
SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.
Registrant
Date: May 11, 2011	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Number	Exhibits
99.1	Schedule of Adjusted Financial Information

99.2	Schedule of Adjusted Segment Results of Operations